Exhibit 99.1

Aspen provides initial estimate of catastrophe losses for Superstorm Sandy

Hamilton, Bermuda, December 20, 2012 – Aspen Insurance Holdings Limited (“Aspen”) (NYSE: AHL) announced today an initial estimate of catastrophe losses from Superstorm Sandy. Aspen expects fourth quarter 2012 earnings to include approximately $175 million after-tax, and net of reinsurance and reinstatement premiums related to the storm. The losses from the storm are currently estimated to arise approximately 65% in our reinsurance segment and 35% in our insurance segment.

Aspen’s estimate is based on its review of the individual treaties and policies expected to be impacted, and discussions with clients and brokers. In making this initial estimate, Aspen also has taken into account a combination of provisional loss advices, limited client loss data and modeled loss projections. Given the complexity of this event, there is considerable uncertainty associated with this estimate and actual losses may differ materially.

Aspen intends to resume repurchases of its ordinary shares shortly under the existing buyback authorization, consistent with its capital management strategy.

Ends

About Aspen Insurance Holdings Limited (“the Company”)

The Company provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2011, the Company reported $9.5 billion in total assets, $4.5 billion in gross reserves, $3.2 billion in shareholders’ equity and $2.2 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s, an “A” (“Excellent”) by A.M. Best and an “A2” (“Good”) by Moody’s Investors Service.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995

This press release contains written, and Aspen’s officers may make related oral, “forward-looking statements” within the meaning of the US federal securities laws regarding its initial estimate of losses from Superstorm Sandy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “may,” “continue,” and similar expressions of a future or forward-looking nature.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to, developing information available from brokers, clients and loss adjusters, the receipt of actual loss reports, forecasts of losses relating to this event for the industry as a whole and for individual companies, changes in the total industry losses or the Company’s share of such losses, the actual number of the Company’s insureds incurring losses from these events, limitations in current modeling techniques and their application, the impact of any demand surge on claims, coverage issues relating to wind versus flood event and other coverage matters, the impact of foreign exchange fluctuations and the effectiveness of any of the Company’s loss limitation methods. For a more detailed description of these uncertainties and other factors which could cause results to differ materially, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K as filed with the US Securities and Exchange Commission on February 28, 2012.

Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

For further information please contact

Investors:

Aspen

Kerry Calaiaro, +1 646 502 1076

Senior Vice President, Investor Relations

Kerry.Calaiaro@aspen.co

Media:

International – Citigate Dewe Rogerson

Caroline Merrell or Jos Bieneman, +44 20 7638 9571

caroline.merrell@citigatedr.co.uk

jos.bieneman@citigatedr.co.uk

or

North America – Abernathy MacGregor

Allyson Morris, +1 212-371-5999

amv@abmac.com